UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2014

PhotoMedex, Inc.
 (Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Lakeside Drive, Ste. 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:   215-619-3600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 12, 2014, PhotoMedex, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement"), with certain investors (the "Purchasers") to sell an aggregate of 645,000 shares of its common stock (the "Shares") at a price of $2.19 per share and warrants to purchase an aggregate of 322,500 shares of its common stock (the "Warrants") with an exercise price of $2.25 per share (the "Private Placement"). The Warrants are exercisable beginning on December 12, 2015 until December 12, 2017.  The Purchasers include members of the Company's board of directors.

      On December 12, 2014, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Purchasers.  Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a resale registration statement on Form S-3 (the "Registration Statement") covering the Shares and the shares of common stock underlying the Warrants (the "Registrable Securities") as soon as practicable following the date of closing of the Private Placement (but within 30 days of the date of closing).

      Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the "Securities Act") not later than 90 days after the closing date of the Private Placement (including within five (5) business days of the date that the Company is notified by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review). In addition, the Company must use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until such date as is the earlier of the date when all Registrable Securities covered by the Registration Statement have been sold or such time as all Registrable Securities may be sold without any restriction pursuant to Rule 144 of the Securities Act.

      The foregoing is a summary of the terms of the Purchase Agreement, the Warrant and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, the full text of the form of Warrant, a copy of which is attached hereto as Exhibit A to the Purchase Agreement and the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

      The information in Item 1.01 of this Report is incorporated into this Item 3.02 by reference.

      The Shares and the Warrants were offered and sold to accredited investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of common stock and each of the Warrants issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and Warrants unless registered under the Securities Act.

Item 8.01  Other Events.

On December 12, 2014, pursuant to the terms of the Purchase Agreement, the Company completed the Private Placement and sold 645,000 Shares of its common stock at a price of $2.19 per share and issued Warrants to purchase 322,500 shares of its common stock with an exercise price of $2.25 per share.

The Private Placement resulted in gross proceeds of $1,412,550 to the Company before deducting the transaction expenses payable by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS.

10.1              Form of Securities Purchase Agreement, dated December 12, 2014, by and among PhotoMedex, Inc. and each purchaser a party thereto.

10.2                   Registration Rights Agreement, dated December 12, 2014, by and among PhotoMedex, Inc. and each investor a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	December 16, 2014	By:	/s/ Dolev Rafaeli

Dolev Rafaeli
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated December 12, 2014, by and among PhotoMedex, Inc. and each purchaser a party thereto.
10.2	Registration Rights Agreement, dated December 12, 2014, by and among PhotoMedex, Inc. and each investor a party thereto.

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